Exhibit 4.1

                           NORTH AMERICAN NICKEL INC.

                                STOCK OPTION PLAN

1.   PURPOSE OF THE PLAN

     The Company hereby establishes a stock option plan for directors, senior officers, Employees, Consultants, Consultant Company or Management Company Employees (as such terms are defined below) of the Company and its subsidiaries, or where the Company is an Unlisted Issuer, an Eligible Charitable Organization (collectively "ELIGIBLE PERSONS"), to be known as the "Stock Option Plan" (the "PLAN"). The purpose of the Plan is to give to Eligible Persons, as additional compensation, the opportunity to participate in the success of the Company by granting to such individuals options, exercisable over periods of up to ten years, as determined by the board of directors of the Company, to buy shares of the Company at a price equal to the Market Price prevailing on the date the option is granted less applicable discount, if any, permitted by the policies of the Exchanges and approved by the Board.

2.   DEFINITIONS

     In this Plan, the following terms shall have the following meanings:

2.1  "ASSOCIATE" means an "Associate" as defined in the TSX Policies.

2.2  "BOARD" means the Board of Directors of the Company.

2.3 "CHANGE OF CONTROL" means the acquisition by any person or by any person and all Joint Actors, whether directly or indirectly, of voting securities (as defined in the SECURITIES ACT) of the Company, which, when added to all other voting securities of the Company at the time held by such person or by such person and a Joint Actor, totals for the first time not less than fifty percent (50%) of the outstanding voting securities of the Company or the votes attached to those securities are sufficient, if exercised, to elect a majority of the Board of Directors of the Company.

2.4  "COMPANY" means North American Nickel Inc. and its successors.

2.5  "CONSULTANT" means a "Consultant" as defined in the TSX Policies.

2.6 "CONSULTANT COMPANY" means a "Consultant Company" as defined in the TSX Policies.

2.7 "DISABILITY" means any disability with respect to an Optionee which the Board, in its sole and unfettered discretion, considers likely to prevent permanently the Optionee from:

     (a) being employed or engaged by the Company, its subsidiaries or another employer, in a position the same as or similar to that in which he was last employed or engaged by the Company or its subsidiaries; or

     (b)  acting as a director or officer of the Company or its subsidiaries.
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2.8  "DISCOUNTED MARKET PRICE" of Shares means, if the Shares are listed only on the TSX Venture Exchange, the Market Price less the maximum discount permitted under the TSX Policy applicable to Options.

2.9  "ELIGIBLE   CHARITABLE   ORGANIZATION"   means  an   "Eligible   Charitable
     Organization" as defined in the TSX Policies.

2.10 "ELIGIBLE PERSONS" has the meaning given to that term in section 1 hereof.

2.11 "EMPLOYEE" means an "Employee" as defined in the TSX Policies.

2.12 "EXCHANGES" means the TSX Venture Exchange and, if applicable, any other stock exchange on which the Shares are listed.

2.13 "EXPIRY DATE" means the date set by the Board under subsection 3.1 of the Plan, as the last date on which an Option may be exercised.

2.14 "GRANT DATE" means the date specified in the Option Agreement as the date on which an Option is granted.

2.15 "INSIDER" means an "Insider" as defined in the British Columbia SECURITIES ACT.

2.16 "INVESTOR RELATIONS ACTIVITIES" means "Investor Relations Activities" as defined in the TSX Policies.

2.17 "JOINT ACTOR" means a person acting "jointly or in concert with" another person as that phrase is interpreted in Multi-lateral Instrument 62-104, TAKE-OVER BIDS AND ISSUER BIDS.

2.18 "MANAGEMENT COMPANY EMPLOYEE" means a "Management Company Employee" as defined in the TSX Policies.

2.19 "MARKET PRICE" of Shares at any Grant Date means the last closing price per Share on the trading day immediately preceding the day on which the Company announces the grant of the option or, if the grant is not announced, on the Grant Date, or if the Shares are not listed on any stock exchange, "Market Price" of Shares means the price per Share on the over-the-counter market determined by dividing the aggregate sale price of the Shares sold by the total number of such Shares so sold on the applicable market for the last day prior to the Grant Date.

2.20 "OPTION" means an option to purchase Shares granted pursuant to this Plan.

2.21 "OPTION AGREEMENT" means an agreement, in the form attached hereto as Schedule "A", whereby the Company grants to an Optionee an Option.

2.22 "OPTIONEE" means each of Eligible Persons granted an Option pursuant to this Plan and their heirs, executors and administrators.

2.23 "OPTION PRICE" means the price per Share specified in an Option Agreement, adjusted from time to time in accordance with the provisions of section 5.
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2.24 "OPTION SHARES" means the aggregate  number of Shares which an Optionee may purchase under an Option.

2.25 "PLAN" means this Stock Option Plan.

2.26 "SHARES" means the common shares in the capital of the Company as constituted on the Grant Date provided that, in the event of any adjustment pursuant to section 5, "Shares" shall thereafter mean the shares or other property resulting from the events giving rise to the adjustment.

2.27 "SECURITIES ACT" means the SECURITIES ACT, R.S.B.C. 1996, c.418, as amended, as at the date hereof.

2.28 "TSX POLICIES" means the policies included in the TSX Venture Exchange Corporate Finance Manual and "TSX Policy" means any one of them.

2.29 "UNISSUED OPTION SHARES" means the number of Shares which have, at a particular time, been reserved for issuance upon the exercise of an Option, but which have not been issued, as adjusted from time to time in accordance with the provisions of section 5, such adjustments to be cumulative.

2.30 "UNLISTED ISSUER" means a company, corporation trust or limited partnership which has no securities listed or quoted on any stock exchange, nor has outstanding securities for which trading is reported to or through a stock exchange or public market.

2.31 "VESTED" means that an Option has become exercisable in respect of a number of Option Shares by the Optionee pursuant to the terms of the Option Agreement.

3.   GRANT OF OPTIONS

3.1  OPTION TERMS

     The Board may from time to time authorize the issue of Options to Eligible Persons of the Company and its subsidiaries. The Option Price under each Option shall be not less than the Discounted Market Price on the Grant Date. The Expiry Date for each Option shall be set by the Board at the time of issue of the Option and shall not be more than ten years after the Grant Date. Options shall not be assignable (or transferable) by the Optionee.

3.2  LIMITS ON SHARES ISSUABLE ON EXERCISE OF OPTIONS

     The maximum number of Shares which may be issuable pursuant to options granted under the Plan shall be that number equal to 10% of the Company's issued share capital from time to time. The number of Shares reserved for issuance under the Plan and all of the Company's other previously established or proposed share compensation arrangements:

     (a) in aggregate shall not exceed 10% of the total number of issued and outstanding shares on a non-diluted basis; and
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     (b)  to any one  Optionee  within a 12 month  period shall not exceed 5% of the total number of issued and outstanding shares on a non-diluted basis (unless otherwise approved by the disinterested shareholders of the Company).

The  number  of  Shares  which  may be  issuable  under  the Plan and all of the
Company's   other   previously   established  or  proposed  share   compensation
arrangements, within a one-year period:

     (a) to all Insiders shall not exceed 10% of the total number of issued and outstanding shares on the Grant Date a non-diluted basis;

     (b) to any one Optionee, shall not exceed 5% of the total number of issued and outstanding Shares on the Grant Date on a non-diluted basis (unless otherwise approved by the disinterested shareholders of the Company);

     (c) to any one Consultant shall not exceed 2% in the aggregate of the total number of issued and outstanding Shares on the Grant Date on a non-diluted basis; and

     (d) to all Eligible Persons who undertake Investor Relations Activities shall not exceed 2% in the aggregate of the total number of issued and outstanding Shares on the Grant Date on a non-diluted basis, which Options are to be vested in stages over at least a one-year period and no more than one-quarter (1/4) of such Options may be vested in any three (3) month period.

3.3  OPTION AGREEMENTS

     Each Option shall be confirmed by the execution of an Option Agreement. Each Optionee shall have the option to purchase from the Company the Option Shares at the time and in the manner set out in the Plan and in the Option
Agreement applicable to that Optionee. For stock options to Employees, Consultants, Consultant Company or Management Company Employees, the Company is representing herein and in the applicable Option Agreement that the Optionee is a bona fide Employee, Consultant, Consultant Company or Management Company Employee, as the case may be, of the Company or its subsidiary. The execution of an Option Agreement shall constitute conclusive evidence that it has been completed in compliance with this Plan.

4.   EXERCISE OF OPTION

4.1  WHEN OPTIONS MAY BE EXERCISED

     Subject to subsections 4.3 and 4.4, an Option shall be granted as fully Vested on the Grant Date, and may be exercised to purchase any number of Shares up to the number of Unissued Option Shares at any time after the Grant Date, provided that this Plan has been previously approved by the shareholders of the Company, where such prior approval is required by TSX Policies, up to 4:00 p.m. local time on the Expiry Date and shall not be exercisable thereafter.

4.2  MANNER OF EXERCISE

     The Option shall be exercisable by delivering to the Company a notice specifying the number of Shares in respect of which the Option is exercised together with payment in full of the Option Price for each such Share. Upon notice and payment there will be binding contract for the issue of the Shares in
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respect of which the Option is exercised,  upon and subject to the provisions of the Plan. Delivery of the Optionee's cheque payable to the Company in the amount of the Option Price shall constitute payment of the Option Price unless the cheque is not honoured upon presentation in which case the Option shall not have been validly exercised.

4.3  VESTING OF OPTION SHARES

     An Option  shall be granted  hereunder  as fully  Vested,  unless a vesting schedule is imposed by the Board as a condition of the grant on the Grant Date; and provided that if the Option is being granted to an Eligible Person who is providing Investor Relations Activities to the Company, then the Option must vest in stages over at least a one-year period and no more than one-quarter (1/4) of such Options may be vested in any three (3) month period.

4.4  TERMINATION OF EMPLOYMENT

     If an Optionee ceases to be an Eligible Person, his or her Option shall be exercisable as follows:

     (a)  Death or Disability

          If the Optionee ceases to be an Eligible Person, due to his or her death or Disability or, in the case of an Optionee that is a company, the death or Disability of the person who provides management or consulting services to the Company or to any entity controlled by the Company, the Option then held by the Optionee shall be exercisable to acquire Vested Unissued Option Shares at any time up to but not after the earlier of:

          (i)  365 days after the date of death or Disability; and

          (ii) the Expiry Date.

     (b)  Termination For Cause

          If the Optionee, or in the case of a Management Company Employee or a Consultant Company, the Optionee's employer, ceases to be an Eligible Person as a result of termination for cause, as that term is interpreted by the courts of the jurisdiction in which the Optionee, or, in the case of a Management Company Employee or a Consultant Company, of the Optionee's employer, is employed or engaged; any outstanding Option held by such Optionee on the date of such termination shall be cancelled as of that date.

     (c) Early Retirement, Voluntary Resignation or Termination Other than For Cause

          If the Optionee or, in the case of a Management Company Employee or a Consultant Company, the Optionee's employer, ceases to be an Eligible Person due to his or her retirement at the request of his or her employer earlier than the normal retirement date under the Company's retirement policy then in force, or due to his or her termination by the Company other than for cause, or due to his or her voluntary resignation, the Option then held by the Optionee shall be exercisable to acquire Vested Unissued Option Shares at any time up to but not
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          after the  earlier  of the  Expiry  Date and the date which is 90 days after the Optionee or, in the case of a Management Company Employee or a Consultant Company, the Optionee's employer, ceases to be an Eligible Person.

4.5  EFFECT OF A TAKE-OVER BID

     If a BONA FIDE offer (an "Offer") for Shares is made to the Optionee or to shareholders of the Company generally or to a class of shareholders which includes the Optionee, which Offer, if accepted in whole or in part, would result in the offeror becoming a control person of the Company, within the meaning of subsection 1(1) of the SECURITIES ACT, the Company shall, immediately upon receipt of notice of the Offer, notify each Optionee of full particulars of the Offer, whereupon the Option Shares subject to such Option may be exercised in whole or in part by the Optionee so as to permit the Optionee to tender the Option Shares received upon such exercise, pursuant to the Offer. However, if:

     (a)  the Offer is not completed within the time specified therein; or

     (b) all of the Option Shares tendered by the Optionee pursuant to the Offer are not taken up or paid for by the offeror in respect thereof,

then the Option Shares received upon such exercise, or in the case of clause (b) above, the Option Shares that are not taken up and paid for, may be returned by the Optionee to the Company and reinstated as authorized but unissued Shares and with respect to such returned Option Shares, the Option shall be reinstated as if it had not been exercised. If any Option Shares are returned to the Company under this subsection 4.5, the Company shall immediately refund the exercise price to the Optionee for such Option Shares.

4.6  ACCELERATION OF EXPIRY DATE

     If at any time when an Option granted under the Plan remains unexercised with respect to any Unissued Option Shares, an Offer is made by an offeror, the Directors may, upon notifying each Optionee of full particulars of the Offer, declare all Option Shares issuable upon the exercise of Options granted under the Plan, are Vested (subject to the proviso below), and declare that the Expiry Date for the exercise of all unexercised Options granted under the Plan is accelerated so that all Options will either be exercised or will expire prior to the date upon which Shares must be tendered pursuant to the Offer, PROVIDED THAT where an Option was granted to a consultant providing Investor Relations Activities, the Directors declaration that Option Shares issuable upon the exercise of such Options granted under the Plan be Vested with respect to such Option Shares, is subject to prior approval of the Exchanges. The Directors shall give each Optionee as much notice as possible of the acceleration of the Options under this section, except that not less than 5 business days and not more than 35 days notice is required.

4.7  EFFECT OF A CHANGE OF CONTROL

     If a Change of Control occurs, all Option Shares subject to each outstanding Option may be exercised in whole or in part by the Optionee.
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4.8  EXCLUSION FROM  SEVERANCE  ALLOWANCE,  RETIREMENT  ALLOWANCE OR TERMINATION
     SETTLEMENT

     If the Optionee, or, in the case of a Management Company Employee or a Consultant Company, the Optionee's employer, retires, resigns or is terminated from employment or engagement with the Company or any subsidiary of the Company, the loss or limitation, if any, by the cancellation of the right to purchase Option Shares under the Option Agreement shall not give rise to any right to damages and shall not be included in the calculation of nor form any part of any severance allowance, retiring allowance or termination settlement of any kind whatsoever in respect of such Optionee.

4.9  SHARES NOT ACQUIRED OR EXERCISED

     Any Unissued Option Shares not acquired by an Optionee under an Option which has expired, and any Option Shares acquired by an Optionee under an Option when exercised, may be made the subject of a further Option granted pursuant to the provisions of the Plan.

5.   ADJUSTMENT OF OPTION PRICE AND NUMBER OF OPTION SHARES

5.1  SHARE REORGANIZATION

     Whenever the Company issues Shares to all or substantially all holders of Shares by way of a stock dividend or other distribution, or subdivides all outstanding Shares into a greater number of Shares, or combines or consolidates all outstanding Shares into a lesser number of Shares (each of such events being herein called a "Share Reorganization") then effective immediately after the record date for such dividend or other distribution or the effective date of such subdivision, combination or consolidation, for each Option:

     (a) the Option Price will be adjusted to a price per Share which is the product of:

          (i) the Option Price in effect immediately before that effective date or record date; and

          (ii) a fraction, the numerator of which is the total number of Shares outstanding on that effective date or record date before giving effect to the Share Reorganization, and the denominator of which is the total number of Shares that are or would be outstanding immediately after such effective date or record date after giving effect to the Share Reorganization; and

     (b)  the number of Unissued  Option Shares will be adjusted by  multiplying
          (i) the number of Unissued Option Shares immediately before such effective date or record date by (ii) a fraction which is the reciprocal of the fraction described in subparagraph (a)(ii).

5.2  SPECIAL DISTRIBUTION

     Subject to the prior approval of the Exchanges, whenever the Company issues by way of a dividend or otherwise distributes to all or substantially all holders of Shares:
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     (a)  shares of the Company, other than the Shares;

     (b)  evidences of indebtedness;

     (c) any cash or other assets, excluding cash dividends (other than cash dividends which the Board of Directors of the Company has determined to be outside the normal course); or

     (d)  rights, options or warrants,

then to the extent that such dividend or distribution does not constitute a Share Reorganization (any of such non-excluded events being herein called a "Special Distribution"), and effective immediately after the record date at which holders of Shares are determined for purposes of the Special Distribution, for each Option the Option Price will be reduced, and the number of Unissued Option Shares will be correspondingly increased, by such amount, if any, as is determined by the Board in its sole and unfettered discretion to be appropriate in order to properly reflect any diminution in value of the Option Shares as a result of such Special Distribution.

5.3  CORPORATE ORGANIZATION

     Whenever there is:

     (a) a reclassification of outstanding Shares, a change of Shares into other shares or securities, or any other capital reorganization of the Company, other than as described in subsections 5.1 or 5.2;

     (b) a consolidation, merger or amalgamation of the Company with or into another corporation resulting in a reclassification of outstanding Shares into other shares or securities or a change of Shares into other shares or securities; or

     (c) a transaction whereby all or substantially all of the Company's undertaking and assets become the property of another corporation,

(any such event being herein called a "Corporate Reorganization") the Optionee will have an option to purchase (at the times, for the consideration, and subject to the terms and conditions set out in the Plan) and will accept on the exercise of such option, in lieu of the Unissued Option Shares which he would otherwise have been entitled to purchase, the kind and amount of shares or other securities or property that he would have been entitled to receive as a result of the Corporate Reorganization if, on the effective date thereof, he had been the holder of all Unissued Option Shares or if appropriate, as otherwise determined by the Directors.

5.4  DETERMINATION OF OPTION PRICE AND NUMBER OF UNISSUED OPTION SHARES

     If any questions arise at any time with respect to the Option Price or number of Unissued Option Shares deliverable upon exercise of an Option following a Share Reorganization, Special Distribution or Corporate Reorganization, such questions shall be conclusively determined by the Company's auditor, or, if they decline to so act, any other firm of Chartered Accountants in Vancouver, British Columbia, that the Directors may designate and who will have access to all appropriate records and such determination will be binding upon the Company and all Optionees.
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5.5  REGULATORY APPROVAL

     Any adjustment to the Option Price or the number of Unissued Option Shares purchasable under the Plan pursuant to the operation of any one of subsection 5.1, 5.2 or 5.3 is subject to the approval of the Exchanges where required pursuant to their policies, and compliance with the applicable securities rules or regulations of any other governmental authority having jurisdiction.

6.   MISCELLANEOUS

7.1  RIGHT TO EMPLOYMENT

     Neither this Plan nor any of the provisions hereof shall confer upon any Optionee any right with respect to employment or continued employment with the Company or any subsidiary of the Company or interfere in any way with the right of the Company or any subsidiary of the Company to terminate such employment.

7.2  NECESSARY APPROVALS

     The Plan shall be effective immediately upon the approval of the Board of directors of the Company, where the Company is a non-reporting issuer. If the Company is a reporting issuer whose Shares are listed on any Exchanges, then the Plan shall be effective only upon the approval of the shareholders of the Company given by way of an ordinary resolution, where such prior approval is required by the policies of the Exchanges. Any Options granted under this Plan before such prior approval shall only be exercised upon the receipt of such approval, where it is required by the policies of the Exchanges. Disinterested shareholder approval (as required by the Exchanges) will be obtained for any reduction in the exercise price of any Option granted under this Plan if the Optionee is an Insider of the Company at the time of the proposed amendment. The obligation of the Company to sell and deliver Shares in accordance with the Plan is subject to compliance with the policies of the Exchanges and applicable securities rules or regulations of any governmental authority having jurisdiction. If any Shares cannot be issued to any Optionee for any reason, including, without limitation, the failure to comply with such policies, rules or regulations, then the obligation of the Company to issue such Shares shall terminate and any Option Price paid by an Optionee to the Company shall be immediately refunded to the Optionee by the Company.

7.3  ADMINISTRATION OF THE PLAN

     The Directors shall, without limitation, have full and final authority in their discretion, but subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations deemed necessary or advisable in respect of the Plan. Except as set forth in subsection 5.4, the interpretation and construction of any provision of the Plan by the Directors shall be final and conclusive. Administration of the Plan shall be the responsibility of the appropriate officers of the Company and all costs in respect thereof shall be paid by the Company.
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7.4  INCOME TAXES

     As a condition of and prior to participation of the Plan any Optionee shall on request authorize the Company in writing to withhold from any remuneration otherwise payable to him or her any amounts required by any taxing authority to be withheld for taxes of any kind as a consequence of his or her participation in the Plan.

7.5  AMENDMENTS TO THE PLAN

     The Directors may from time to time, subject to applicable law and to the prior approval, if required, of the Exchanges or any other regulatory body having authority over the Company or the Plan, suspend, terminate or discontinue the Plan at any time, or amend or revise the terms of the Plan or of any Option granted under the Plan and the Option Agreement relating thereto, provided that no such amendment, revision, suspension, termination or discontinuance shall in any manner adversely affect any option previously granted to an Optionee under the Plan without the consent of that Optionee. Any amendments to the Plan or options granted thereunder will be subject to the approval of the shareholders.

7.6  FORM OF NOTICE

     A notice given to the Company shall be in writing, signed by the Optionee and delivered to the head business office of the Company.

7.7  NO REPRESENTATION OR WARRANTY

     The Company makes no representation or warranty as to the future market value of any Shares issued in accordance with the provisions of the Plan.

7.8  COMPLIANCE WITH APPLICABLE LAW

     If any provision of the Plan or any Option Agreement contravenes any law or any order, policy, by-law or regulation of any regulatory body or Exchanges having authority over the Company or the Plan, then such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith.

7.9  NO ASSIGNMENT

     No Optionee may assign any of his or her rights under the Plan or any Option granted thereunder.

7.10 RIGHTS OF OPTIONEES

     An Optionee shall have no rights whatsoever as a shareholder of the Company in respect of any of the Unissued Option Shares (including, without limitation, voting rights or any right to receive dividends, warrants or rights under any rights offering).
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7.11 CONFLICT

     In the event of any conflict between the provisions of this Plan and an Option Agreement, the provisions of this Plan shall govern.

7.12 GOVERNING LAW

     The Plan and each Option Agreement issued pursuant to the Plan shall be governed by the laws of the Province of British Columbia.

7.13 TIME OF ESSENCE

     Time is of the essence of this Plan and of each Option Agreement. No extension of time will be deemed to be or to operate as a waiver of the essentiality of time.

7.14 ENTIRE AGREEMENT

     This Plan and the Option Agreement sets out the entire agreement between the Company and the Optionees relative to the subject matter hereof and supersedes all prior agreements, undertakings and understandings, whether oral or written.


                       -----------------------------------

                                  SCHEDULE "A"

                           NORTH AMERICAN NICKEL INC.
                                STOCK OPTION PLAN

                                OPTION AGREEMENT

[Note: If the Option Price is less than the Market Price at the time of the grant then insert the following legend:] Without prior written approval of the TSX Venture Exchange and compliance with all applicable securities legislation, the securities represented by this agreement and any securities issued upon exercise thereof may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the TSX Venture Exchange or otherwise in Canada or to or for the benefit of a Canadian resident until |X|, 20|X| [four months and one day after the date of grant].

     This Option Agreement is entered into between North American Nickel Inc. ("Company") and the Optionee named below pursuant to the Company Stock Option Plan (the "Plan"), a copy of which is attached hereto, and confirms that:

1.   on |X|, 20|X| (the "Grant Date");

2.   |X| (the "Optionee");

3. was granted the option (the "Option") to purchase |X| Common Shares (the "Option Shares") of the Company;

4.   for the price (the "Option Price") of $|X| per share;

5. which shall be exercisable as fully Vested from the Grant Date, unless the granting of this Option is to a consultant providing Investor Relations Activities in which case the Option will be vested over a 12 month period from the date of grant in accordance with TSX Policy;

6.   terminating on the |X|, 20|X| (the "Expiry Date");

7. by signing this Option Agreement, the Optionee acknowledges and consents to:

     (a) the disclosure of Personal Information by the Company to the TSX Venture Exchange (the "Exchange") (as defined in Exchange Appendix 6A
          - see Appendix I hereto) pursuant to the Exchange Form 4G which the Company is required to file in connection with this Option grant; and

     (b) the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6A or as otherwise identified by the Exchange, from time to time;

     (Where "Personal Information" means any information about the Optionee, and includes the information contained in the tables, as applicable, found in Exchange Form 4G),

all on the terms and subject to the conditions set out in the Plan.

     By signing this Option Agreement, the Optionee acknowledges that the Optionee has read and understands the Plan and agrees to the terms and conditions of the Plan and this Option Agreement.

     IN WITNESS WHEREOF the parties hereto have executed this Option Agreement as of the |X| day of |X|, 20|X|.

                                               NORTH AMERICAN NICKEL INC.
                                               Per:


-----------------------------                  ----------------------------
OPTIONEE                                       Authorized Signatory

                                   Appendix I

                                                [TSX Venture Exchange Inc. logo]

                                   APPENDIX 6A
                     ACKNOWLEDGEMENT - PERSONAL INFORMATION

TSX Venture Exchange Inc. and its affiliates, authorized agents, subsidiaries and divisions, including the TSX Venture Exchange (collectively referred to as "the Exchange") collect Personal Information in certain Forms that are submitted by the individual and/or by an Issuer or Applicant and use it for the following purposes:

     *    to conduct background checks,
     * to verify the Personal Information that has been provided about each individual,
     * to consider the suitability of the individual to act as an officer, director, insider, promoter, investor relations provider or, as applicable, an employee or consultant, of the Issuer or Applicant,
     * to consider the eligibility of the Issuer or Applicant to list on the Exchange,
     * to provide disclosure to market participants as to the security holdings of directors, officers, other insiders and promoters of the Issuer, or its associates or affiliates,
     *    to conduct enforcement proceedings, and
     *    to  perform  other   investigations  as  required  by  and  to  ensure
          compliance with all applicable rules, policies, rulings and regulations of the Exchange, securities legislation and other legal and regulatory requirements governing the conduct and protection of the public markets in Canada.

As part  of  this  process,  the  Exchange  also  collects  additional  Personal
Information from other sources, including but not limited to, securities regulatory authorities in Canada or elsewhere, investigative, law enforcement or self-regulatory organizations, regulations services providers and each of their subsidiaries, affiliates, regulators and authorized agents, to ensure that the purposes set out above can be accomplished.

The Personal Information the Exchange collects may also be disclosed:

(a) to the agencies and organizations in the preceding paragraph, or as otherwise permitted or required by law, and they may use it in their own investigations for the purposes described above; and

(b) on the Exchange's website or through printed materials published by or pursuant to the directions of the Exchange.

The Exchange may from time to time use third parties to process information and/or provide other administrative services. In this regard, the Exchange may share the information with such third party service providers.